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                                                                     Exhibit 3.2

                                                               AS PROPOSED TO BE
                                                            AMENDED AND RESTATED
                                                                OCTOBER 29, 2003

                                     BYLAWS

                                       OF

                        COMMUNITY SHORES BANK CORPORATION

                   (AS AMENDED AND RESTATED OCTOBER 29, 2003)

                                   ARTICLE I.
                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office shall be in Roosevelt Park, State of Michigan.

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

         SECTION 1. TIMES AND PLACES OF MEETINGS. All meetings of the shareholders shall be held at such times and places, within or without the State of Michigan, as may be fixed from time to time by the board of directors. If no designation of the place of a meeting is made, such meeting shall be held at the principal office of the Corporation in Roosevelt Park, Michigan.

         SECTION 2. ANNUAL MEETINGS. Annual meetings of the shareholders shall be held each year at such time on such business day in the month of April or May as may be designated by the board of directors, or if no such designation is made, at 2 p.m. on the second Thursday in May, or if that day is a legal holiday, then on the next succeeding business day at such place and hour as shall be fixed by the board of directors.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by resolution of a majority of the board of directors or by the Chairman of the Board and shall be held on a date fixed by the board of directors or the Chairman of the Board.

         SECTION 4. NOTICE OF MEETINGS. Written notice of the date, time, place, if any, and purposes of a shareholder meeting shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally, by mail, or, if authorized by the board of directors, by a form of electronic transmission to which the shareholder has consented, to each shareholder of

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record entitled to vote at the meeting. For the purposes of these bylaws,
"electronic transmission" means any form of communication that does not directly involve the physical transmission of paper, that creates a record that may be retained and retrieved by the recipient and that may be reproduced in paper form by the recipient through an automated process. Notice of the purposes of the meeting shall include notice of any shareholder proposals that are proper subjects for shareholder action and are intended to be presented by shareholders who have notified the corporation in writing of their intention to present the proposals at the meeting in accordance with these bylaws. Notice of a meeting need not be given to any shareholder who signs a waiver of notice before or after the meeting. Attendance of a shareholder at a meeting shall constitute both (a) a waiver of notice or defective notice except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to holding the meeting or transacting any business because the meeting has not been lawfully called or convened, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, except when the shareholder objects to considering the matter when it is presented.

         SECTION 5. SHAREHOLDER PROPOSALS. Except as otherwise provided by statute, the Corporation's Articles of Incorporation, or these bylaws:

                  (a) No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the board of directors; (ii) otherwise presented at the meeting by or at the direction of the board of directors; (iii) properly presented for action at the meeting by a shareholder in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the chairman of the meeting in his sole discretion.

                  (b) For a matter to be properly presented by a shareholder, the shareholder must have given timely notice of the matter in writing to the Secretary of the Corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the Corporation not less than 120 calendar days prior to the date corresponding to the date of the Corporation's proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders in the case of an annual meeting (unless the Corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than 30 days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than 10 days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than 10 days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting in the case of a special meeting. The notice by the shareholder must set forth: (i) a brief description of the matter the shareholder desires to present for shareholder action; (ii) the name and record address of the shareholder proposing the matter for shareholder action;
         (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the matter proposed for shareholder action. For

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         purposes of this Section, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15 of the Securities Exchange Act of 1934, as amended.

         SECTION 6. SHAREHOLDER LIST. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at each meeting, arranged by class or series of shares in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting and may be inspected during the whole time of the meeting by any shareholder who is present at the meeting.

         SECTION 7. QUORUM. Unless a greater or lesser quorum is provided in the Articles of Incorporation or bylaw, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. Except when the holders of a class or series of shares are entitled to vote separately on an item of business, shares of all classes and series entitled to vote shall be combined as a single class and series for the purpose of determining a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, shares of that class or series entitled to cast a majority of the votes of that class or series at a meeting constitute a quorum of that class or series at the meeting, unless a greater or lesser quorum is provided in the Articles of Incorporation or by law. If there is no quorum, the officer of the Corporation presiding as chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. However, if the adjournment is for more than thirty (30) days, or if after the adjournment the board fixes a new record date for the adjourned meeting, notice of the time, place and purposes of such meeting shall be given to each shareholder of record on the new record date. Once a quorum is determined to be present, the shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting is adjourned solely for the purpose of receiving the results of voting by shareholders, such meeting need not be reconvened. If not reconvened, such meeting shall stand adjourned pending submission of the results of voting to the Secretary of the Corporation, whereupon such meeting shall stand adjourned until the next regular or special meeting of shareholders.

         SECTION 8. VOTE REQUIRED. When a quorum is present at a meeting, any action to be taken by a vote of the shareholders, other than the election of directors, shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the Articles of Incorporation or express provision of statute. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

         SECTION 9. VOTING RIGHTS. Except as otherwise provided by the Articles of Incorporation or the resolution or resolutions of the board of directors creating any class of stock,

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each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder.

         SECTION 10. PROXIES. A shareholder entitled to vote at a shareholder meeting or to express consent or dissent without a meeting may authorize one or more other persons to act for the shareholder by proxy only by one of the following methods:

                  (a) The execution of a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or by an authorized officer, director, employee, or agent of the shareholder by either signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, facsimile signature; or

                  (b) Transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization, or similar agent fully authorized by the person who will hold the proxy to receive that transmission. Any telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the shareholder. If a telegram, cablegram, or other electronic transmission is determined to be valid, the inspectors, or, if there are no inspectors, the persons making the determination shall specify the information upon which they relied.

         A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission created pursuant to subsections (a) or (b) may be substituted or used in lieu of the original writing or transmission for any purpose for which the original writing or transmission could be used, if the copy, facsimile telecommunication, or other reproduction is a complete reproduction of the entire original writing or transmission.

         A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy must be filed with the Corporation at or before the meeting.

         SECTION 11. CONDUCT OF MEETINGS. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

                  (a) The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

                  (b) If disorder should arise which, in the absolute discretion of the chairman, prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting, and upon his or her so

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         doing, the meeting is immediately adjourned without the necessity of any vote or further action of the shareholders.

                  (c) The chairman may require any person who is not a bona fide shareholder of record on the record date, or a validly appointed proxy of such a shareholder, to leave the meeting.

                  (d) The chairman may introduce nominations, resolutions or motions submitted by the board of directors for consideration by the shareholders without a motion or second. Except as the chairman shall direct, a resolution or motion not submitted by the board of directors shall be considered for a vote only if presented in the manner provided in Article II, Section 5, of these bylaws.

                  (e) When all shareholders present at a meeting in person or by proxy have been offered an opportunity to vote on any matter properly before a meeting, the chairman may at his or her discretion declare the polls to be closed, and no further votes may be cast or changed after such declaration. If no such declaration is made by the chairman, the polls shall remain open and shareholders may cast additional votes or change votes until the inspectors of election have delivered their final report to the chairman.

                  (f) When the chairman has declared the polls to be closed on all matters then before a meeting, the chairman may declare the meeting to be adjourned pending determination of the results by the inspectors of election. In such event, the meeting shall be considered adjourned for all purposes, and the business of the meeting shall be finally concluded upon delivery of the final report of the inspectors of election to the chairman at or after the meeting.

                  (g) When the chairman determines that no further matters may properly come before a meeting, he or she may declare the meeting to be adjourned, without motion, second, or vote of the shareholders.

                  (h) When the chairman has declared a meeting to be adjourned, unless the chairman has declared the meeting to be adjourned until a later date, no further business may properly be considered at the meeting even though shareholders or holders of proxies representing a quorum may remain at the site of the meeting.

         SECTION 12. INSPECTORS OF ELECTION. The board of directors or, if they shall not have so acted, the chairman, may appoint at or prior to any meeting of shareholders one or more persons (who may be directors or employees of the Corporation) to serve as inspectors of election. The inspectors so appointed shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes or ballots, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

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         SECTION 13.       VOTING. When any vote is taken by written ballot at
any meeting of shareholders, an unrevoked proxy submitted in accordance with its terms shall be accepted in lieu of, and shall be deemed to constitute, a written ballot marked as specified in such proxy.

                                  ARTICLE III.
                                   RECORD DATE

         SECTION 1. FIXING OF RECORD DATE BY BOARD. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock, or for the purpose of any other action, the board of directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to the effectuation of any other action proposed to be taken. Only shareholders of record on a record date so fixed shall be entitled to notice of, and to vote at, such meeting or to receive payment of any dividend or the distribution or allotment of any rights or evidences of interests arising out of any change, conversion or exchange of capital stock.

         SECTION 2. PROVISION FOR RECORD DATE IN THE ABSENCE OF BOARD ACTION. If a record date is not fixed by the board of directors: (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and (b) the record date for determining shareholders entitled to express consent to corporate action in writing, without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and
(c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

         SECTION 3. ADJOURNMENTS. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Article, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

                                   ARTICLE IV.
                                    DIRECTORS

         SECTION 1. NUMBER AND QUALIFICATION OF DIRECTORS. Each director shall be at least twenty-one (21) years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Michigan. The number of directors shall be fixed by resolution of the board of directors as provided in the Articles of Incorporation.

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         SECTION 2.        VACANCIES. Vacancies and newly created directorships
resulting from any increase in the authorized number of directors shall be filled in the manner provided in the Articles of Incorporation.

         SECTION 3. POWERS. The business and affairs of the Corporation shall be managed by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         SECTION 4. FEES AND EXPENSES. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 5. RESIGNATION AND REMOVAL. Any director may resign at any time and such resignation shall take effect upon receipt of written notice thereof by the Corporation, or at such subsequent time as set forth in the notice of resignation. Directors may be removed only as provided by statute or the Articles of Incorporation.

                                   ARTICLE V.
                              MEETINGS OF DIRECTORS

         SECTION 1. PLACE OF MEETINGS. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.

         SECTION 2. FIRST MEETING OF NEWLY ELECTED BOARD. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors to legally constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 3. REGULAR MEETINGS. Regular meetings of the board of directors may be held with or without notice at such time and at such place as shall from time to time be determined by the board.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the board may be called by the Chairman of the Board or the President on two (2) days' notice to each director, either personally, by mail or by electronic transmission to which the director has consented; special

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meetings shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of two (2) directors.

         SECTION 5. PURPOSE NEED NOT BE STATED. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting.

         SECTION 6. QUORUM. At all meetings of the board of directors a majority of the total number of directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum is not present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

         SECTION 7. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the board of directors or a committee of the board may be taken without a meeting if, before or after the action, all members of the board then in office or of the committee consent to the action in writing or by electronic transmission. The written consents shall be filed with the minutes of the board or committee. The consent has the same effect as a vote of the board or committee at a meeting duly called and held on any effective date specified in the consent or, if none, the date on which the last required consent is received by the Corporation for all purposes.

         SECTION 8. ELECTRONIC PARTICIPATION IN MEETING. A member of the board of directors or of a committee of the board may participate in a meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other. Such participation in a meeting constitutes presence in person at the meeting. A director must be permitted to participate in a meeting by such means if the director so requests.

         SECTION 9. WAIVER OF NOTICE. Attendance of a director at or participation in a meeting of the board of directors or any committee constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting or upon his or her arrival, to the meeting or the transaction of any business because the meeting has not lawfully been called or convened, and the person does not thereafter vote for or assent to any action taken at the meeting. Notice of any meeting of the board or a committee need not be given to any person entitled thereto who waives such notice in writing or by electronic transmission, either before or after the meeting.

         SECTION 10. EXECUTIVE SESSION. An executive session of the Board of Directors may be held at any regular or special meeting of the Board of Directors at the request of the Chairman of the Board, any Vice Chairman of the Board, or any two directors. Directors who are employees of the Corporation or any of its subsidiaries shall be excused from and not be present during an executive session. No notice of a meeting held in executive session need be given if the executive session is held during or immediately following a meeting of the Board of

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Directors. The Chairman of the Board, any Vice Chairman of the Board, or any two
Directors may call a special meeting of the Board of Directors to be held only in executive session. Notice of a special meeting to be held only in executive session shall be given to all Directors in the manner provided in these Bylaws for special meetings of the Board of Directors. The Chairman of the Board, if present, the more senior Vice Chairman of the Board present, or a director selected by the directors in executive session shall serve as chairman of the meeting in executive session. The Board of Directors meeting in executive session will be a committee of the Board of Directors which will have, and may exercise, the full power and authority of the Board of Directors, including without limitation the power and authority to declare distributions and dividends and to authorize the issuance of stock.

                                   ARTICLE VI.
                             COMMITTEES OF DIRECTORS

         SECTION 1. COMMITTEES. The board of directors may from time to time appoint committees, whose membership shall consist of such members of the board of directors as it may deem advisable, to serve at the pleasure of the board. The board of directors may also appoint directors to serve as alternates for members of each committee in the absence or disability of regular members. The board of directors may fill any vacancies in any committee as they occur.

         SECTION 2. EXECUTIVE COMMITTEE. The Executive Committee, if there is one, shall have and may exercise the full powers and authority of the board of directors in the management of the business affairs and property of the Corporation during the intervals between meetings of the board of directors. The Executive Committee shall also have the power and authority to declare distributions and dividends and to authorize the issuance of stock.

         SECTION 3. AUDIT COMMITTEE. The Audit Committee will perform the function of an audit committee for the Corporation and each of it's subsidiaries as that function is defined in the Audit Committee Charter adopted by the board of directors from time to time. The Audit Committee shall have the authority, responsibilities and powers provided in the Audit Committee Charter, any resolutions adopted by the board of directors from time to time, and any applicable laws and regulations. The members of the Audit Committee shall have the qualifications set forth in the Audit Committee Charter, any resolutions adopted by the board of directors from time to time, and any applicable laws and regulations.

         SECTION 4. COMPENSATION COMMITTEE. The Compensation Committee will perform the function of a compensation committee for the Corporation and each of its subsidiaries as that function is defined in the Compensation Committee Charter adopted by the board of directors from time to time. The Compensation Committee shall have the authority, responsibilities, and powers provided in the Compensation Committee Charter, any resolutions adopted by the board of directors from time to time, and any applicable laws and regulations. The members of the Compensation Committee shall have the qualifications set forth in the Compensation Committee Charter, any resolutions adopted by the board of directors from time to time, and any applicable laws and regulations.

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         SECTION 5.        GOVERNANCE COMMITTEE. The Governance Committee will
perform the function of a governance and nominations committee for the Corporation and each of its subsidiaries as that function is defined in the Governance Committee Charter adopted by the board of directors from time to time. The Governance Committee shall have the authority, responsibilities, and powers provided in the Governance Committee Charter, any resolutions adopted by the board of directors from time to time, and any applicable laws and regulations. The members of the Governance Committee shall have the qualifications set forth in the Governance Committee Charter, any resolutions adopted by the board of directors from time to time, and any applicable laws and regulations.

         SECTION 6. OTHER COMMITTEES. The board of directors may designate such other committees as it may deem appropriate, and such committees shall exercise the authority delegated to them.

         SECTION 7. MEETINGS. Each committee provided for above shall meet as often as its business may require and may fix a day and time for regular meetings, notice of which shall not be required. Whenever the day fixed for a meeting shall fall on a holiday, the meeting shall be held on the following business day or on such other day as the chairman of the committee may determine. Special meetings of committees may be called by any member, and notice thereof may be given to the members personally, by telephone, by mail, or by electronic transmission. A majority of the members of a committee shall constitute a quorum for the transaction of the business of the committee. A record of the proceedings of each committee shall be kept and presented to the board of directors.

         SECTION 8. SUBSTITUTES. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint any other member of the board who has the qualifications, if any, set forth in the committee charter to act at the meeting in place of such absent or disqualified member.

                                  ARTICLE VII.
                          OFFICERS AND TITLED POSITIONS

         SECTION 1. APPOINTMENT OF OFFICERS. The board of directors at its first meeting after the annual meeting of shareholders, or as soon as practicable after the election of directors in each year, shall appoint from its number a Chairman of the Board. The board of directors shall also appoint a President, a Secretary, and a Treasurer, all of whom shall be officers of the Corporation. The board of directors may also appoint and expressly designate such other individuals as it may deem proper to be officers of the Corporation, with such titles as the board of directors may deem appropriate. If the offices of Chairman of the Board and President are held by a single person, that officer shall be the Chief Executive Officer of the Corporation; if not, the board of directors shall designate either the Chairman of the Board or the President to be the Chief Executive Officer of the Corporation. The dismissal of an officer, the appointment of an officer to fill the office of one who has been dismissed or has ceased for any reason to be an officer, the appointment of any additional officers, and the change of an officer to a different or

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additional office, may be made by the board of directors at any later meeting.
Any two or more offices may be filled by the same person.

         SECTION 2. APPOINTMENTS TO TITLED POSITIONS. The board of directors or the Chief Executive Officer may from time to time appoint individuals to fill titled positions. Holders of titled positions who may from time to time be appointed pursuant to this Section shall hold such titles as are assigned by the board of directors or the Chief Executive Officer and shall perform such duties and exercise such authority as may be assigned by the board of directors or the Chief Executive Officer. Dismissal of the holder of a titled position, appointment of a replacement for a holder of a titled position, appointment of any additional titled position holders, and change of a titled position holder to a different or additional position, may be made by the board of directors or the Chief Executive Officer. Any two or more titled positions may be filled by the same person.

         SECTION 3. AUTHORITY OF OFFICERS. The Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Treasurer, and such other persons as the board of directors shall have appointed and expressly designated as officers shall be the only officers of the Corporation. Only the officers of the Corporation shall have discretionary authority to determine the fundamental policies of the Corporation. Holders of titled positions who have not been expressly designated as officers of the Corporation in this Section or by the board of directors shall not be officers of the Corporation regardless of their titles.

         SECTION 4. AUTHORITY OF TITLED POSITIONS. Holders of titled positions who are not officers shall not have discretionary authority to determine fundamental policies of the Corporation and shall not, by reason of holding such titled positions, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the board of directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the board of directors or the Chief Executive Officer.

         SECTION 5. TERM OF SERVICE. Each officer and holder of a titled position shall serve at the pleasure of the board. The board of directors may remove any officer or holder of a titled position from that office or position for cause or without cause. Any officer or holder of a titled position may resign his or her office or position at any time, such resignation to take effect upon receipt of written notice thereof by the Corporation unless otherwise specified in the resignation.

         SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and all meetings of the board of directors.

         SECTION 7. PRESIDENT. The President shall, subject to the direction of the board of directors, see that all orders and resolutions of the board are carried into effect, and shall perform all other duties necessary or appropriate to his or her office, subject, however, to his or her right and the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. In case of the absence or inability to act of the Chairman of the Board, the President shall exercise all of the duties and responsibilities of the Chairman until the board shall otherwise direct.

         SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, in addition to his or her duties as Chairman of the Board or President, as the case may be, shall have final authority, subject to the control of the board of directors, over the general policy and business of the Corporation. The Chief Executive Officer shall have the power, subject to the control of the board of directors, to appoint, suspend or discharge and to prescribe the duties and to fix the compensation of such agents and employees of the Corporation, other than the officers appointed by the board, as he or she may deem necessary.

         SECTION 9. VICE CHAIRMEN OF THE BOARD. Each Vice-Chairman of the Board shall have such powers and perform such duties as may be assigned to him or her from time to time by the board of directors or the Chief Executive Officer. In case of the absence or inability to act of the Chairman of the Board and the President, the duties of his or her office shall, unless otherwise specified by these Bylaws, be performed by the Vice-Chairmen of the Board in the order of their seniority or such other priority as may be established by the board or by the Chief Executive Officer, unless and until the board shall otherwise direct, and, when so acting, the duly authorized Vice-Chairman of the Board shall have all the powers of, and shall be subject to the restrictions upon, the Chairman of the Board or the President.

         SECTION 10. VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Vice President, Assistant Vice President and such other vice presidents as may be designated by the board of directors shall have such powers and perform such duties as may be assigned to him or her from time to time by the board of directors or the Chief Executive Officer. In case of the absence or inability to act of the President, and in the absence or inability to act of the Vice-Chairmen of the Board, the duties of the President shall, unless otherwise specified by these Bylaws, be performed by the Executive Vice Presidents, the Senior Vice Presidents, the Vice Presidents, the Assistant Vice Presidents and then such other vice presidents as may be designated by the board in the order of their seniority or such other priority as may be established by the board or by the Chief Executive Officer, unless and until the board shall otherwise direct, and, when so acting, the duly authorized Executive Vice President, Senior Vice President, Vice President or Assistant Vice President shall have all the powers of, and shall be subject to the restrictions upon, the President. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents have the authority to sign or execute contracts and other documents which shall be binding on the Corporation and to fulfill the terms thereof, but such Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents shall not have the discretionary policy-making authority conferred upon the officers by these Bylaws unless expressly designated as an officer by the board of directors.

         SECTION 11. SECRETARY. Except as otherwise directed by the Chairman of the Board, the Secretary shall attend all sessions of the board of directors and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for committees when required. He or she may give, or cause to be given, notice of meetings of the shareholders and meetings of the board of directors (though such notices may be given by the Chairman of the Board, the President or any Vice President). He or she shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is necessary or appropriate, and when so affixed may attest the same. He or she shall perform such other duties as may be prescribed by the board of directors or the Chief Executive Officer.

         SECTION 12. TREASURER. The Treasurer shall have custody of the corporate funds and securities, except as otherwise provided by the board, shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He or she shall disburse the funds of the Corporation as may be ordered by the board or directors, taking proper vouchers for such disbursements, and shall render to the directors, at the regular meetings of the board or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         SECTION 13. ABSENCE. In the case of the absence or inability to act of any officer or holder of any titled position, or for any other reason that the board may deem sufficient, the board of directors or the Chief Executive Officer may delegate for the time being the powers or duties of such officer or holder of any titled position, to any other director or officer. To the extent that the enumerated powers or duties do not involve participation in major policy-making functions of the Corporation or the exercise of discretionary authority to that end, said powers or duties may be delegated for the time being to the holder of a titled position, but shall be exercised under the supervision of an officer.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         SECTION 1. INDEMNIFICATION OTHER THAN IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation or a subsidiary, or, while serving as such a director or officer, is or was serving at the request of the Corporation or a subsidiary as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, or with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful. Persons who are not directors or officers of the Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the Articles of Incorporation.

         SECTION 2. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation or a subsidiary, or, while serving as such a director or officer, is or was serving at the request of the Corporation or a subsidiary as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall be indemnified by the Corporation against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. Indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the Corporation except to the extent authorized in Section 6 of this Article. Persons who are not directors or officers of the Corporation or a subsidiary may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the Articles of Incorporation.

         SECTION 3. EXPENSES. To the extent that a director or officer, or other person whose indemnification is authorized by the board of directors, has been successful on the merits or otherwise, including the dismissal of an action without prejudice, in the defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith and any action, suit or proceeding brought to enforce the mandatory indemnification provided in this Section.

         SECTION 4. DETERMINATION OF ENTITLEMENT. Any person who is or was a director or officer of the Corporation who claims indemnification pursuant to Section 1 or Section 2 of this Article, this Corporation's Articles of Incorporation, or applicable law shall be entitled to a strong presumption that he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or its shareholders, and, with respect to a criminal action or proceeding, that he or she had no reason to believe his or her conduct was unlawful. Any person who is or was a director or officer of the Corporation who claims indemnification under
Section 1 or Section 2 shall be entitled to indemnification and indemnification shall be paid or reimbursed pursuant to this Article unless it is affirmatively determined, based on credible evidence, that such person is not entitled to indemnification under this Article or that indemnification would be prohibited by applicable law by:

                  (a) A majority vote of a quorum of the board of directors after consideration of a written opinion by independent legal counsel, or

                  (b) A court of competent jurisdiction in a final order, opinion or judgment.

Notwithstanding the foregoing, if a change in control of the Corporation has occurred, and all or any part of the events or circumstances giving rise to the claim for which indemnification is sought occurred prior to the change in control, a determination that such person is not entitled to indemnification shall be made only as provided in Section 4(b) above. A change in control shall be deemed to have occurred if a majority of the board of directors is composed of persons who were not directors of this Corporation at the time of all such events and circumstances, or a majority of the shares of common stock of the Corporation or its successor, are held by a shareholder or group of shareholders who held fewer than 25% of the Corporation's common stock at the time of such events and circumstances.

         SECTION 5. INDEMNIFICATION FOR LIMITED LIABILITY. To the extent that the Articles of Incorporation eliminate or limit the liability of a director pursuant to Section 209(1)(c) of the Michigan Business Corporation Act, the Corporation shall indemnify a director for the expenses and liabilities described in this section without a determination that the director has met the standard of conduct set forth in Sections 1 or 3 of this Article; but no indemnification may be made except to the extent authorized in Section 7 of this
Article if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated Section 551 of the Michigan Business Corporation Act or intentionally committed a criminal act. In connection with an action or suit by or in the right of the Corporation as described in Section 2 of this Article, indemnification under this Section 5 may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit, or proceeding by or in the right of the Corporation, as described in Section 2 of this Article, indemnification under this Section 5 may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

         SECTION 6. ADVANCING OF EXPENSES. Expenses incurred by any person who is or was serving as a director or officer of the Corporation or a subsidiary who is a party or threatened to be made a party to any civil or criminal action, suit or proceeding described in Section 1 or 2 of this Article shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding if the person furnishes the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the applicable standard of conduct, if any, required by this act for the indemnification of a person under the circumstances. The written undertaking must be an unlimited general obligation of the person but need not be secured and may be accepted without reference to the financial ability of the person to make repayment. Persons who are not or were not serving as a director or officer of the Corporation or a subsidiary may receive similar advances of expenses to the extent authorized at any time by the board of directors, except as otherwise provided by statute or the Articles of Incorporation. Determinations under this Section shall be made in the manner specified in Section 4 of this Article. Notwithstanding the foregoing, in no event shall any advance be made in instances where the board of directors or independent legal counsel reasonably determines that such person deliberately breached his or her duty to the Corporation or its shareholders.

         SECTION 7. RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. A director, officer or other person who is a party or threatened to be made a party to an action, suit or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Section 1 or 2 of this Article or was adjudged liable as described in Section 2 of this Article, provided, however, that if he or she was adjudged liable as described in Section 2 of this Article, his or her indemnification shall be limited to reasonable expenses incurred.

         SECTION 8. INDEMNIFICATION UNDER BYLAWS NOT EXCLUSIVE. The indemnification or advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person. The total amount of expenses advanced or indemnified from all sources shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. All rights to indemnification under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         SECTION 9. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

         SECTION 10. CONTRACT RIGHTS. The provisions of this Article shall be deemed to be a contract for the benefit of and enforceable by any person entitled to indemnification under this Article and shall be applicable to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors and officers of the Corporation who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors and officers of the Corporation referred to in this Article. Changes in these bylaws reducing the scope of indemnification shall not apply to actions or omissions occurring before such change. The provisions of this Article shall survive any merger, consolidation or sale of the Corporation's stock or substantially all of the business or assets of the Corporation.

         SECTION 11. MERGERS. For the purposes of this Article, references to the "Corporation" include the Corporation if absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as the person would if the Corporation were the resulting or surviving corporation and he or she had served the resulting or surviving Corporation in the same capacity.

         SECTION 12. SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer or other person whose indemnification is authorized by the board of directors as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

                                   ARTICLE IX.
                                  SUBSIDIARIES

         SECTION 1. SUBSIDIARIES. The board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or any other officer designated by the board of directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any subsidiary corporation, or for any amendments to the charter or bylaws of any such subsidiary corporation, or for the liquidation, merger or sale of assets of any such subsidiary corporation. The board of directors, the Chief Executive Officer, or any other officer designated by the board of directors may cause to be elected to the board of directors of any such subsidiary corporation such persons as they shall designate, any of whom may, but need not be, directors, officers, or other employees or agents of the Corporation.

         SECTION 2. SUBSIDIARY OFFICERS NOT EXECUTIVE OFFICERS. The officers of any subsidiary corporation shall not, by virtue of holding such title and position, be deemed to be officers of the Corporation, nor shall any such officer of a subsidiary corporation, unless he or she is also a director or officer of the Corporation, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances, or to attend or receive the minutes of any meetings of the board of directors or any committee of the Corporation, except as and to the extent expressly authorized and permitted by the board of directors or the Chief Executive Officer.

                                   ARTICLE X.
                              CERTIFICATES OF STOCK

         SECTION 1. FORM. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, a Vice Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President of the Corporation, certifying the number of shares owned by him or her in the Corporation. Such certificate may also be signed by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. The certificate may but need not be, sealed with the seal of the Corporation, or a facsimile thereof.

         SECTION 2.        FACSIMILE SIGNATURES. Where a certificate is signed
(a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of the Chairman of the Board, Vice Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles. In case any officer(s) or any holder(s) of a titled position who has signed, or whose facsimile signature(s) has been used on, any certificate shall cease to be such officer(s) or holder(s) before such certificate has been delivered by the Corporation, such certificate may nevertheless be issued and delivered as though the person(s) who signed such certificate or whose facsimile signature(s) appears thereon continued to be such officer(s) or holder(s) of such titled position.

         SECTION 3. LOST CERTIFICATES. The officers may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the officers may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as they may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 4. REGISTERED OWNER. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares; the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

         SECTION 5. ISSUANCE OF SHARES WITHOUT CERTIFICATES. The Corporation may issue some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement confirming the issuance or transfer of shares without certificates. Such written statement shall include (i) the name of the Corporation and that it is formed under the laws of the State of Michigan, (ii) the name of the person to whom the shares are issued, (iii) the number and class of shares and the designation of the series, if any, (iv) that the holder of the shares is entitled to have a certificate upon written request made to the secretary of the Corporation, and
(v) any other information required by law.

         SECTION 6. FRACTIONAL SHARES. The Corporation may issue fractions of shares. The Corporation may issue certificates for fractions of shares or issue fractions of shares without certificates. Holders of fractions of shares shall be entitled to exercise voting rights and to receive dividends and distributions in proportion to their fractional shares. The Corporation may, alternatively, pay in cash the fair value of fractions of shares, as determined from time to time by the board of directors, as of the time when those entitled to receive the fractions are determined.

                                   ARTICLE XI.
                               GENERAL PROVISIONS

         SECTION 1. CHECKS. Any signature on any check, demand or note may be signed by the facsimile signature of any person authorized by the board of directors to sign under this Section 1 of Article XI. If any officer who has signed or whose facsimile signature has been used shall cease to be such officer, such document may nevertheless be signed by means of such facsimile signature and delivered as though the person who signed such document or whose facsimile signature has been used thereon had not ceased to be such officer.

         SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

         SECTION 3. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Michigan." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

         SECTION 4. VOTING SECURITIES. The Chairman of the Board, the Chief Executive Officer, the President, or any officer designated by the board of directors shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or to execute in the name or on behalf of the Corporation a proxy authorizing an agent or attorney-in-fact for the Corporation to attend and to act and to vote, at any meetings of security holders of corporations in which the Corporation may hold securities, and at such meetings he or she and his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

         SECTION 5. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

         SECTION 6. RESERVES. Before payment of arty dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE XII.
                                   AMENDMENTS

         These Bylaws may be amended, altered, changed, added to or repealed by the shareholders at any regular or special meeting of the shareholders if notice of such action be contained in the notice of such meeting, or by the board of directors at any regular or special meeting of the board of directors.